Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LiveRamp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.10 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate number of shares of common stock of the registrant may be sold from time to time in unspecified numbers and at indeterminate prices, by selling stockholders to be named in a prospectus supplement, pursuant to this Registration Statement.

(2)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.